UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

BAKBONE SOFTWARE INCORPORATED

(Exact name of registrant as specified in its charter)

Canada	000-12230	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9540 Towne Center Drive, Suite 100

San Diego, California 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 450-9009

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

This Current Report on Form 8-K/A is being filed to disclose supplemental information related to the conclusion regarding non-reliance on previously issued financial statements and a related audit committee report originally disclosed in a Current Report on Form 8-K filed on December 23, 2004 (the “Original 8-K”), as amended by the Current Report on Form 8-K filed on June 30, 2006 (the “Amended 8-K”).

In the Original 8-K, the Company reported that its financial statements for the fiscal year ended March 31, 2004 and the fiscal quarter ended June 30, 2004 should no longer be relied upon due to certain errors in those financial statements as described in the Original 8-K. The Company also included the following disclosure in the Original 8-K: “The Company is currently determining whether there will need to be any further adjustments to its previously issued financial statements.”

On January 31, 2005, the Company issued a press release (which was also filed as an exhibit to a Current Report on Form 8-K (the “January 8-K”)) in which it made the following disclosure: “The Company is doing additional analysis to review and determine the fair value of the various software components it sells and the allocation of discounts given to individual customers. This analysis must be completed prior to finalizing the revenue recognition review specific to these two areas.” On June 23, 2005, the Company issued a press release (which was also filed as an exhibit to a Current Report on Form 8-K (the “June 8-K”)) in which it made the following disclosure: “[A]dditional analysis and review is required in our EMEA (Europe, Middle East and Africa) region to determine the fair value of the various software components we sell there and the periods over which the related revenues will be recognized. Revenue previously recorded for this region will not go away, but a determination is being made to potentially reallocate amounts recognized in current financial periods to deferred revenue and recognized in future financial periods. This analysis affects not only current quarters not reported, but also prior and future financial periods. As discussed in previous communications, this analysis work is required prior to finalizing the revenue to be recognized in our financial statements. Second, as reported at the end of fiscal year 2004, several large contracts were examined relating to revenue recognition and the determination of current and deferred revenue. During our ongoing review process, another major OEM contract is being re-analyzed for consistency with policies previously adopted recognizing revenue ratably over the term of the contract.”

In the Amended 8-K, the Company reported as follows: “On June 28, 2006, BakBone Software Incorporated (the “Company”) and its management announced the commencement of an internal review of a number of sales transactions in different geographical regions that had product return or exchange rights that were not considered under the Company’s historical accounting policies to determine whether they were treated properly under the Company’s accounting policies. The Company is also reviewing its accounting practices and oversight to ensure compliance with the Company’s accounting policies. The findings of this review may have an impact on the financial statements of the Company that are the subject of the original Report on Form 8-K filed pursuant to Item 4.02 of Form 8-K on December 23, 2004.”

On June 7, 2006, the Company concluded that the events disclosed in the January 8-K, the June 8-K and the Amended 8-K are further indications that its financial statements for the fiscal year ended March 31, 2004 and the fiscal quarter ended June 30, 2004 should no longer be relied upon. The Company also concluded that these events indicate that its financial statements for fiscal year 2003 should no longer be relied upon.

The Company’s management and members of the audit committee of the Company’s board of directors have discussed the matters disclosed in this filing with Deloitte & Touche LLP, the Company’s current independent registered public accounting firm, and KPMG LLP, the Company’s former independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAKBONE SOFTWARE INCORPORATED

August 8, 2006	By:	/s/ Douglas Lindroth
Douglas Lindroth
Chief Financial Officer